 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2018

BALLY, CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-192387	80-091780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

986 Dongfang Rd, One Hundred Shanshan Bldg 25th Fl, Pudong Shanghai, China	200122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 138 1833 3008

_______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

No. 30 Lane 18 Hsinan Rd,. Sec 1,

Wujih District, Taichung City Taiwan 414

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

Pursuant to a stock purchase agreement (the “Agreement”), effective as of April 4, 2018, by and among Aureas Capital Co Ltd, Chen Yi-Dou, Ming-Chun Lung, NYJJ Investments, Ti-Jung Chen, Yi-Fang Lin and Zhiqing Wu (together, the “Sellers”) and Haiping Hu (the “Purchaser”), the Sellers sold an aggregate of 9,797,600 shares of Common Stock of the Company, to the Purchaser for cash consideration of $360,000 from personal funds of the Purchaser (the “Transaction”). Of the net proceeds, $7,500 have been held back in escrow for the payment of past due taxes. The Transaction closed on April 4, 2018. Following consummation of the Transaction, the Purchaser holds 99.5% of the voting securities of the Company, based on 9,850,000 shares issued and outstanding as of the date hereof. The Transaction has resulted in a change in control of the Company from the Seller to the Purchaser.

Reference is made to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2017, filed with the Securities and Exchange Commission (the “SEC”) on January 16, 2018, for such information reflecting the Company and its securities that would be required if the Company was filing a general form for registration of securities on Form 10 under the Exchange Act of 1934, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Transaction, Kong Nguan Hong, the sole officer and director of the Company, resigned from all of his officer positions with the Company, including Chief Executive Officer, Chief Financial Officer and Secretary, effective immediately upon the consummation of the Transaction, but will remain a director of the Company until ten (10) days following the date on which the Company files a Schedule 14F-1 (the “Schedule 14F-1”) with the SEC and the mailing of same to the holders of record of the Company, in connection with the Transaction.

Haiping Hu was appointed as the Chief Executive Officer, Chief Financial Officer and Secretary of the Company, effective immediately upon the consummation of the Transaction. Mr. Hu, 51, has been serving as president of Global Mentor Board (Beijing) IT Co. Ltd since 2015. In addition, from 2012 until 2015, Mr. Hu served as the president and CEO of Shanshan Commodities Group Corporation. Mr. Hu obtained his bachelor degree in process automation and his master degree in chemical engineering from Zhejiang University.

Mr. Hu is not currently compensated for serving in any of his positions as an officer and director of the Company. There is no family relationship among any of our directors or executive officers. There have been no transactions regarding Mr. Hu that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Stock Purchase Agreement, dated as of April 4, 2018 by and among Aureas Capital Co Ltd, Chen Yi-Dou, Ming-Chun Lung, NYJJ Investments, Ti-Jung Chen, Yi-Fang Lin, Zhiqing Wu and Haiping Hu

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY, CORP.

Dated: April 4, 2018	By:	/s/ Haiping Hu
	Name:	Haiping Hu
	Title:	Chief Executive Officer

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